                                                                      Ex 99.5(d)

METLIFE ASSET BUILDER VARIABLE ANNUITY
AN EASY WAY TO ADD MONEY                                       (METLIFE(R) LOGO)

1.   OWNER/PARTICIPANT INFORMATION (CHECK BOX(ES) IF OUR RECORDS NEED TO BE
     UPDATED)

[ ] Owner's Name (Print First, Middle, Last)    [ ] Social Security/Tax ID #   [ ] Date of Birth

    _________________________________________       ________________________       ____________________

[ ] Street Address (include Apt/Floor/PO Box)   [ ] City or Town               [ ] State   [ ] Zip Code

    _________________________________________       ________________________       _____       ________

CERTIFICATE NUMBER (REQUIRED TO PROCESS)        [ ] Daytime Phone Number       [ ] Evening Phone Number

_____________________________________________       ________________________       ____________________

2.   ADDITIONAL PURCHASE PAYMENT INSTRUCTIONS

Enclosed is my additional purchase payment to my MetLife Asset Builder Account:

[ ] IRA:              Year: 20__   $____________________
[ ] Rollover:                      $____________________
[ ] Other:                         $____________________
    TOTAL ENCLOSED:                $____________________

MAKE ONE CHECK PAYABLE TO:
MetLife Asset Builder
Box 371162
Pittsburgh, PA 15251-7162

*    Please include your Certificate Number on your check.


Owner's Signature:                                         Date:
                   -------------------------------------         ---------------

              PERCENTAGES MUST BE IN WHOLE NUMBERS AND TOTAL 100%.

Percentage   Fund Name
----------   ---------
__________%  Fixed Interest Account
__________%  Western Asset Management US Government
__________%  BlackRock Bond Income
__________%  American Funds Bond
__________%  Lehman Brothers(R) Aggregate Bond Index
__________%  PIMCO Total Return
__________%  Western Asset Management Strategic Bond Opportunities
__________%  Lord Abbett Bond Debenture
__________%  PIMCO Inflation Protected Bond
__________%  BlackRock Diversified
__________%  MFS Total Return
__________%  Neuberger Berman Real Estate
__________%  Harris Oakmark Focused Value
__________%  BlackRock Large Cap Value
__________%  Davis Venture Value
__________%  FI Value Leaders
__________%  Harris Oakmark Large Cap Value
__________%  Neuberger Berman Mid Cap Value
__________%  Oppenheimer Global Equity
__________%  BlackRock Strategic Value
__________%  BlackRock Large Cap
__________%  American Funds Growth-Income
__________%  Legg Mason Value Equity
__________%  MetLife Stock Index
__________%  American Funds Global Small Capitalization
__________%  FI Mid Cap Opportunities
__________%  Lazard Mid Cap
__________%  MetLife Mid Cap Stock Index

Percentage   Fund Name
----------   ---------
_________%   FI International Stock
_________%   Harris Oakmark International
_________%   MFS Research International
_________%   Morgan Stanley EAFE(R) Index
_________%   BlackRock Legacy Large Cap Growth
_________%   FI Large Cap
_________%   American Funds Growth
_________%   Legg Mason Aggressive Growth
_________%   Jennison Growth
_________%   Oppenheimer Capital Appreciation
_________%   T. Rowe Price Large Cap Growth
_________%   Loomis Sayles Small Cap
_________%   Russell 2000(R) Index
_________%   BlackRock Aggressive Growth
_________%   T. Rowe Price Mid-Cap Growth
_________%   Franklin Templeton Small Cap Growth
_________%   Met/AIM Small Cap Growth
_________%   T. Rowe Price Small Cap Growth
_________%   RCM Global Technology
_________%   Cyclical Growth ETF
_________%   Cyclical Growth and Income ETF
_________%   MetLife Conservative Allocation
_________%   MetLife Conservative to Moderate Allocation
_________%   MetLife Moderate Allocation
_________%   MetLife Moderate to Aggressive Allocation
_________%   MetLife Aggressive Allocation
_________%   PERCENTS MUST TOTAL 100%

The above allocation will apply to this purchase payment and future purchase payments.

Note: Certain investment options may not be available in all states or under your employer's retirement plan design. Contact your representative for details.

MABADDMONEY (0506)